Exhibit 10.1
WORKHORSE GROUP INC.
VALUE CREATION INCENTIVE PLAN
1.Purposes of the Plan. The Plan is intended to increase shareholder value and the long-term success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s performance objectives through the granting of Performance Awards that may be earned by eligible selected Employees. The Plan sets forth the guidelines to be considered by the Plan Administrator in granting such Performance Awards.
2.Definitions.
(a)“Achievement Date” means with respect to any Performance Goal, the date on which the Performance Goal is achieved.
(b)“Actual Award” means with respect to any Performance Period, the actual award amount (if any) determined to be payable to a Participant for the Performance Period.
(c)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
(d)“Award Notice” means the written notice provided to the Participant by the Company setting forth the Participant’s Target Award, Performance Period and the Performance Goals.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause” means , unless such term or an equivalent term is otherwise defined by the applicable Award Notice or other written agreement between a Participant and the Company that is specified as applicable to an Award Notice, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of the Company documents or records; (ii) the Participant’s material failure to abide by the Company’s code of conduct or other policies (including policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including the Participant’s improper use or disclosure of the Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company that is not cured pursuant to the terms of such agreement; (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant’s ability to perform his or her duties with the Company; or (viii) the Participant’s Misconduct..
(g)“Change in Control” means the first to occur of the following events (but no event other than one of the following events); provided that such event also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case within the meaning of Treasury Regulations Section 1.409A-3(a)(5):
(i)any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of Stock, or (B) the combined voting power of the Company’s outstanding securities;
(ii)the Company is a party to a merger or consolidation or a series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii)the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Actual Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Actual Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Actual Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h)“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(i)“Committee” means the Human Resource Management and Compensation Committee of the Board.
(j)“Common Stock” means the Company’s common stock, par value $0.001 per share.
(k)“Company” means Workhorse Group Inc. a Nevada corporation, or any successor thereto.
(l)“Disability” means, with respect to a Participant, the date on which Participant becomes disabled within the meaning of Code Section 22(e)(3).
(m)“Employee” means any individual who would constitute an Eligible Person as defined in the Equity Plan.
(n)“Equity Plan” means the Company’s Amended and Restated 2023 Long-Term Incentive Plan or any successor plan.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(p)“Executive Officer” means an Employee who is an executive officer of the Company or other Employee whose transactions in Company shares are subject to Section 16 of the Securities Exchange Act of 1934, as amended.
(q)“Misconduct” means, with respect to a Participant, the Participant’s:

(i)substantial failure to perform his or her duties or to follow the lawful written directions of the Company’s Chief Executive Officer or Board (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)engagement in willful misconduct or incompetence that is materially detrimental to the Company or any of its Affiliates;
(iii)failure to comply with any agreement to which he or she is a party with the Company or any of its Affiliates, including any invention assignment and confidentiality agreement or noncompete agreement, the Company’s insider trading policy, or any other policies of the Company where non-compliance would be materially detrimental to the Company or any of its Affiliates; or
(iv)conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude (excluding drunk driving unless combined with aggravating circumstances or offenses), or commission of any embezzlement, misappropriation, or fraud, whether or not related to the Participant’s employment or service with the Company or any of its Affiliates.
(r)“Participant” means as to any Performance Period, an Employee who has been selected by the Plan Administrator for participation in the Plan and provided an Award Notice.
(s)“Performance Awards” means the grant of any award to a Participant pursuant to such terms, conditions and limitations as the Plan Administrator may establish in accordance with the terms of the Plan.
(t)“Performance Goal or Performance Goals” means one or more performance goals approved by the Plan Administrator and specified in the Award Notice.
(u)“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Plan Administrator and set forth in the Award Notice. Any Performance Period may be divided into one or more shorter or longer periods. Unless otherwise determined by the Plan Administrator the Performance Periods will generally consist of three (3) to five (5) year periods.
(v)“Per Share Value” means unless otherwise stated in an Award Notice, the VWAP for a period of twenty (20) Trading Days ending on the Achievement Date; provided, however, that in the event of a Change in Control, the Per Share Value will mean the per share fair value of a share of Common Stock in connection with such transaction (as determined by the Plan Administrator).
(w)“Plan” means this Workhorse Group Inc. Value Creation Incentive Plan and as hereafter amended from time to time.
(x)“Plan Administrator” means the Committee with respect to Employees who are the Chief Executive Officer and other Executive Officer level Employees. With respect to Eligible Employees who are not Executive Officer level Employees, the Plan Administrator may, if so designated by the Committee, mean an officer committee consisting of the Company’s Chief Executive Officer and Chief Financial Officer.
(y)“Shares” means shares of Common Stock issued pursuant to the Equity Plan.
(z)“Target Award” means the amount payable under the Plan to a Participant if one hundred percent (100%) of the target level of Performance Goals specified for the Performance Period are achieved and the Participant otherwise satisfies all other conditions to earn the award, as determined by the Plan Administrator.
(aa)“Trading Day” means any day on which the Nasdaq Capital Market (or such other national securities exchange on which the Common Stock is then listed or admitted for trading) is open for trading.

(bb)“VWAP” means, with respect to any specified number of Trading Days and as of any date of determination, the volume-weighted average price per share of the Common Stock on the Nasdaq Capital Market (or such other national securities exchange on which the Common Stock is then listed or admitted for trading) for the number of consecutive Trading Days so specified ending on and including the such date of determination (or, if such date of determination is not a Trading Day, the Trading Day immediately preceding such date of determination), as reported by Bloomberg, L.P. (or its successor) under the function “VWAP” (or, if such function is not available, any successor or substitute function reasonably determined by the Committee to provide substantially equivalent information). If the Common Stock is not listed or admitted for trading on the Nasdaq Capital Market or any other national securities exchange on any Trading Day during such period, the VWAP for such Trading Day shall be the fair market value per share of the Common Stock on such Trading Day as reasonably determined in good faith by the Committee.
3.Selection of Participants and Determination of Awards.
(a)Selection of Participants. The Plan Administrator, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Plan Administrator, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.
(b)Determination of Target Awards. The Plan Administrator, in its sole discretion, will establish a Target Award for each Participant for the applicable Performance Period, which shall generally be a fixed dollar amount that is set forth in the Participant’s Award Notice.
(c)Discretion to Determine Performance Goals. The Plan Administrator will, in its sole discretion, determine the Performance Goals applicable to any Performance Period. The Performance Goals may be on the basis of any factors the Plan Administrator determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. The Performance Goals may differ from Participant to Participant and from Award Notice to Award Notice, and any Award Notice may contain one or more separate Performance Goals.
4.Payment of Awards.
(a)Performance Goals. Eligibility to receive an Actual Award will be determined by the Plan Administrator in good faith after considering the level of attainment of the performance goals. Failure to meet any threshold Performance Goals established by the Plan Administrator will result in a failure to receive any Actual Award, unless otherwise approved by the Plan Administrator in its sole discretion.
(b)Right to Earn and Receive Payment. To receive an Actual Award a Participant must either be employed by the Company or any Affiliate on the Achievement Date or have been terminated either without Cause or as a result of death or Disability within the period commencing three (3) months prior to the Achievement Date. No Actual Award is considered earned under this Plan until the time that the applicable Performance Goals have been met. The Plan Administrator’s determination of the achievement of a Performance Goal in all cases will be made within the applicable timing specified in the Award Notice. No payment of any portion of any Target Award is guaranteed and all Actual Awards must be earned in accordance with the terms of this Plan.
(c)Timing of Payment. Each Actual Award earned will be paid on the schedule specified in the Award Notice. Each Actual Award will be paid in cash, or alternatively at the Committee’s election, if there are a sufficient number of Shares available under the Equity Plan, may be paid in the form of Shares. If the Committee elects to pay the Actual Award in Shares, the number of Shares issued will be determined by dividing the Award Amount by the Per Share Value.
(d)Legal and Ethical Standards. No Employee shall attempt to earn any Plan award by engaging in any conduct which violates any applicable laws or the Company’s ethical standards, policies, or practices. An Employee shall not pay, offer to pay, assign or give any part of his or her Target Award or Actual Award, other compensation, or anything else of value to any agent, customer, supplier or representative of any customer or supplier, or to any other person, as an inducement or reward for direct or indirect assistance in earning an Actual Award. Any infraction of this Section 4(d), or of recognized ethical standards, will subject the Employee to disciplinary action up to and including termination of employment and ineligibility to receive any Actual Award under the Plan.
5.Plan Administration.
(a)Plan Administrator Authority. It will be the duty of the Plan Administrator to administer the Plan in accordance with the Plan’s provisions. The Plan Administrator will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards and forms of Award Notices, (iii) construe and interpret the Plan and Award Notices, (iv) approve Target Awards and Actual Awards, including the determination of achievement of any Performance Goals, (v) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (vi) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vii) interpret, amend or revoke any such rules.
(b)Decisions Binding. All determinations and decisions made by the Plan Administrator, the Board, the Committee, and any delegate of the Plan Administrator pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.
(c)Delegation by Plan Administrator. The Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.
(d)Indemnification. Each person who is or will have been a member of the Plan Administrator will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.
(e)Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will proportionately adjust the terms of the Performance Goals, if necessary, to preserve the benefits or potential benefits of the Plan or the terms of the Award as determined in the sole discretion of the Committee.
6.General Provisions.
(a)Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations). Except as otherwise provided by the Committee, such withholding obligations may be satisfied by the Participant (i) through cash payment by Participant; (ii) through the surrender of Shares of which Participant already owns; or (iii) through the surrender of Shares to which Participant is otherwise entitled under the Plan (including by means of net withholding); provided, however, that the amount withheld in the form of Shares under this subsection 6(a)) may not exceed the applicable tax withholding amount as determined by the Company in accordance with its applicable withholding procedures. If withholding taxes are paid by the Participant through the surrender of Shares, any net remaining tax withholding owed less than the value of a whole Share will be collected by the Company via payroll deduction on the next scheduled payroll date unless separately paid in advance by Participant in cash or cash equivalents.
(b)No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.
(c)Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.
(d)Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company. Any determinations with respect to the applicable level of achievement of any Performance Goal upon the occurrence of a Change in Control will be made by the then applicable Plan Administrator, as constituted as of immediately prior to the consummation of such Change in Control.
(e)Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.
(f)Unfunded Liability. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. Once the applicable Performance Goals have been met on an Achievement Date, the Company will use commercially reasonable efforts to ensure there is sufficient retained cash or Shares to pay out each resulting Actual Award.
(g)Section 409A. All Plan payments are intended to qualify for an exemption from application of Section 409A, or alternatively as compliant with its payment timing requirements, and any ambiguities herein shall be interpreted accordingly. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, if it is determined that any Actual Award fails to satisfy the requirements for the short-term deferral rule exemption provided under Treasury Regulations Sections 1.409A-1(b)(4) and is otherwise deferred compensation subject to Section 409A, and if Participant is a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i)) as of the date of Participant’s separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), then any payment that would otherwise be made to Participant in connection with such Participant’s separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued on the date that is six months and one day after the date of the separation from service, but if and only if such delay in payment is necessary to avoid the imposition of taxation on Participant under Section 409A. Each payment made under the Plan is intended to constitute a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Under no circumstances will the Company reimburse Participant for any taxes or other costs under Section 409A or any other tax law or rule which taxes and costs are solely Participant’s responsibility.
(h)Clawback/Recovery. All Actual Awards and payouts under the Plan will be subject to recoupment in accordance with the following provisions, as applicable (the “Clawback Provisions”): (i) the Company’s Clawback Policy, and (ii) any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder. No recovery of compensation under such a Clawback Provision will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
7.Amendment, Termination, and Duration.
(a)Amendment, Suspension, or Termination. The Plan Administrator, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.
(b)Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Plan Administrator’s right to amend or terminate the Plan), will remain in effect until terminated.
8.Legal Construction.
(a)Governing Documents. The Plan and any Award Notice contain the entire understanding between any Participant and the Company with respect to the subject matter thereof and supersede any and all prior agreements with respect thereto. All Actual Awards that are paid and settled in Shares shall be shares granted under and subject to the terms of the Equity Plan, the applicable terms of which are incorporated by reference herein.
(b)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.
(c)Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.
(d)Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)Governing Law. The Plan will be construed in accordance with and governed by the laws of the State of Nevada, but without regard to its conflict of law provisions.
(f)Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.
(g)Captions. Captions are provided herein for convenience only and will not serve as a basis for interpretation or construction of the Plan.
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